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                                                               Exhibit 10.11


                              LINE OF CREDIT NOTE

$ 240,000.00                                                   January 29, 1990
                                                          Newton, Massachusetts

      FOR VALUE RECEIVED, Multitrak Software Development Corp., a Massachusetts corporation with an address of, 180 Lincoln Street, Boston, MA, (the "Borrower"), promises(s) to pay to the order of LRF Investments, Inc., (together with any successor holder or holders of this Note, the "Lender") at 189 Wells Avenue, #4, Newton, MA 02159, or such other place as Lender may designate, the principal sum of Two Hundred Forty Thousand and no/00 Dollars ($240,000.00), or so much thereof as shall be advanced hereunder, together with interest thereon, as hereinafter set forth.

      Interest on the principal balance of this Note from time to time outstanding shall accrue from the date hereof at a variable annual rate which shall equal the "Prime Rate," as hereinafter defined, plus Three and One-Half percentage points (3 1/2). Interest only shall be payable monthly in arrears on the 15th day of each month beginning with the 15th day of February, 1990. Interest shall be computed on the basis of a three hundred and sixty (360)-day year and shall be paid for the actual number of days on which principal is outstanding.

      This Note represents indebtedness for one or more advances of funds or extensions of credit made by the Lender to the Borrower, upon request by the Borrower and at the Lender's sole discretion.

      In any event, the entire outstanding principal balance of this Note, together with any accrued interest as may be due hereunder, shall be paid on demand.

      In the event that any payment due hereunder is not paid within fourteen
(14) days after the date it is due or upon a default under any instrument, if any, executed by Borrower in connection with the loan evidenced by this Note (together with this Note, the "Loan Documents") which default is not cured within the applicable grace period, if any, Lender, at its option, may declare immediately due and payable the entire outstanding balance of principal and interest, together with all other charges to which Lender may be entitled.

      As used herein, the term Prime Rate shall mean the rate of interest announced or published by the Wainwright Bank and Trust Co. from time to time as its prime Rate. In the event that the Prime Rate changes, the interest rate under this Note shall be adjusted to reflect any change in the Prime Rate as of the date of such change.

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$240,000.00                                                          Demand Note

      Borrower agrees to pay all charges (including reasonable attorney's fees) of Lender in connection with the collection and/or enforcement of this Note or any other Loan Document, whither or not suit is brought against Borrower.

      The failure of Lender at any time to exercise any option or right hereunder shall not constitute a waiver of Lender's right to exercise such option or right at any other time.

      This Note shall be governed by, construed, and enforced in accordance with the laws in the State of Massachusetts. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect.

      This Note shall have the effect of an instrument under seal.

                                                  Multitrak Software
                                                  Development Corporation

                                                  By: /s/ Michael B. Shattow
                                                      -----------------------
                                               Michael B. Shattow, President

      The above-stated terms and conditions have been reviewed and are accepted by the Lender as the date first set forth above.

                                                  LRF INVESTMENTS, INC.

                                                  By: /s/ Joseph J. Freeman
                                                      -----------------------
                                                Joseph J. Freeman, President